                                                                  EXHIBIT (e)(3)

                      ADDENDUM TO DISTRIBUTION AGREEMENT

The Distribution Agreement, made the 15th day of December 1999, and subsequently amended on January 28, 2000 by and between PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC SELECT DISTRIBUTORS, INC., a California corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, California 92660, (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 14th day of August 2000.


1. Effective October 2, 2000, Exhibit A attached to the Agreement is amended as shown on the Exhibit A attached to this Addendum.


     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC SELECT FUND

Attest: /s/ Audrey L. Milfs            By: /s/ Thomas C. Sutton
-------------------------------------  --------------------------------------
Name:  Audrey L. Milfs                 Name:  Thomas C. Sutton
Title: Secretary                       Title: Chairman of the Board and
                                              Trustee


                       PACIFIC SELECT DISTRIBUTORS, INC.

Attest: /s/ Audrey L. Milfs            By: /s/ Gerald W. Robinson
-------------------------------------  --------------------------------------
Name:  Audrey L. Milfs                 Name:  Gerald W. Robinson
Title: Secretary                       Title: Chairman & CEO

                                   Exhibit A

                              Pacific Select Fund

Series
------

Aggressive Equity Portfolio
Emerging Markets Portfolio
Diversified Research Portfolio
Small-Cap Equity Portfolio
International Large-Cap Portfolio
Bond and Income Portfolio
Equity Portfolio
I-Net Tollkeeper Portfolio
Multi-Strategy Portfolio
Equity Income Portfolio
Growth LT Portfolio
Strategic Value Portfolio*
Focused 30 Portfolio*
Mid-Cap Value Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
REIT Portfolio
International Value Portfolio
Government Securities Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Large-Cap Value Portfolio



*Effective October 2, 2000